Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-80407, 333-78825, 333-50180 and 333-63350) pertaining to the Stock Option Plans of Nextera Enterprises, Inc. of our report dated January 20, 2006, with respect to the financial statements of Woodridge Labs, Inc. incorporated by reference in the Amendment to Form 8-K filed by Nextera Enterprises, Inc. on March 31, 2006.

/s/ WEIL & COMPANY LLP

Santa Monica, California
March 30, 2006